SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

LAS VEGAS GAMING, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-30375	88-0392994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4000 West Ali Baba, Suite D Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 871-7111

_____________________________	_______________
(Former name or former address, if changed since last report.)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation

On or about July 1, 2005, the Company entered into a Securities Purchase Agreement and related commitment agreements (collectively, “SPA No. 1”) with CAMOFI Master LDC (“CAMOFI”), which the Company disclosed in a Form 8-K filed with the Securities and Exchange Commission on July 18, 2005. Recently, the Company entered into a new series of agreements that replaced SPA No.1 and retired the outstanding $3,000,000 Note issued under SPA No. 1. Specifically, on March 31, 2006, the Company entered into a new Securities Purchase Agreement with CAMOFI in which it sold to CAMOFI a Note in the principal amount of $5,000,000 and became simultaneously obliged to enter into additional commitment agreements (collectively “SPA No. 2”), the terms and description of which are in general:

1.	A Senior Secured Convertible Note with a principal amount equal to $5,000,000 registered in the name of CAMOFI, due on January 1, 2008. Certain of the material terms of this Note are as follows:

a.	The Company has the right to prepay, in cash, all or a portion of the Note for an amount equal to 115% of the principal amount to be repaid.

b.
On the closing of a Qualified Offering, defined as an equity financing that results in cumulative aggregate proceeds of at least $10,000,000 to the Company, or in the event that no such offering occurs prior to the Maturity Date, the Company is required to prepay or repay, in cash, the aggregate principal amount of the Note not converted to Common Stock at 110% of the principal amount thereof to such date of prepayment or repayment.

c.	For as long as the Note is outstanding, the Company must pay, quarterly on July 1, October 1, January 1 and April 1 (commencing July 1, 2006), a commitment fee to the Holder equal to $125,000.

d.
On the first business day of each month, commencing on the first business day of April 2007 and ending upon the full redemption of the Note, the Company must redeem $208,333 (and other amounts provided in the Note upon certain contingencies).

e.
The Note is convertible into shares of the Company Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to certain limitations set forth in the agreement, including an overall limitation that the total number of shares issued cannot exceed 4.99% of the issued and outstanding common stock of the Company).

f.
Upon the completion of a Qualified Offering, 30% of the aggregate principal amount of the Note shall automatically convert into shares of Common Stock at the lesser of $1.345 or 75% of the effective price per share received by the Company in a Qualified Offering.

g.
If any Event of Default occurs (as defined in the agreement), the full principal amount of the Note, together with any other amounts owing in respect thereof, to the date of acceleration will become, at the Holder’s election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default is 120% of the principal amount of the Note. The term Events of Default includes: failure to pay amounts due under the Note, failure to observe covenants, a default under a material agreement, certain bankruptcy events, a breach of certain representations and warranties, suspension of trading in the Common Stock, a change of control in the Company and certain registration related failures.

2.
A Warrant registered in the name of the Purchaser to purchase 2,500,000 shares of the Company’s Common Stock on or prior to the close of business on the five year anniversary of the Initial Exercise Date of the Warrant at a price of $1.48 per share.

3.
A Registration Rights Agreement requiring the Company to register with the Securities and Exchange Commission the resale of 125% of the following within 180 days: (a) all of the shares of Common Stock issuable upon conversion of the Note assuming all of the Notes are converted, (b) all shares issuable as amortization payments on the Note assuming all permissible amortization payments are made in shares of Common Stock and the Note are held until maturity, (c) all of the shares of Common Stock issuable upon exercise of the Warrant, (d) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing, and (e) any additional shares issuable in connection with any anti-dilution provisions in the Notes or the Warrants.

4.	A Security Agreement, signed by the Company and its subsidiaries, securing the repayment of the Note with certain of the assets of the Company.

5.	A Subsidiary Guaranty, duly executed by the Company’s subsidiaries guarantying the repayment of the Note and the Agreement.

6.	A Lock-Up Agreement signed by the Company CEO restricting the re-sale of his common stock for a period of six months from the date the registration statement is effective.

The proceeds of the Note are to be used as follows: $1.0 million to increase the Company’s jackpot reserves (if necessary to meet Nevada Gaming Control Board requirements); $3 million to retire the Senior Secured Convertible Notes due December 30, 2006; and the remainder for general corporate purposes.

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - RESERVED

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.03 Securities Purchase Agreement with CAMOFI Master LDC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

/s/ Russel Roth
Russell R. Roth,
Chairman of the Board, Chief Executive Office, and Chief Financial Officer

Date: April 7, 2006